AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT

AMENDMENT, dated as of June 13, 2019 (the “Amendment”), between GLOBAL X MANAGEMENT COMPANY LLC (“GXMC”) and BROWN BROTHERS HARRIMAN & CO. (“BBH” or the “Transfer Agent”).

WHEREAS, pursuant to a Transfer Agency Services Agreement between GXMC and BBH, dated November 7, 2008, as amended (the “Agreement”), BBH has been appointed to provide transfer agency services in accordance with the terms and conditions set forth in the Agreement; and

WHEREAS, Global X Funds (the “Trust”) is an open-end management investment company consisting of the series (each a “Fund” and collectively, the “Funds”) set forth in Schedule A attached to the Agreement and as revised herein as Appendix A; and

WHEREAS, GXMC serves as investment advisor and administrator to the Trust, and in such capacity has been authorized to engage third parties to provide certain services to the Trust and the Funds; and

WHEREAS, GMXC and the BBH desire to amend the Agreement as hereinafter set forth;

ACCORDINGLY, in consideration of the mutual agreements herein contained, GMXC and BBH hereby agree as follows:

I.    Amendments to the Agreement

Section 11 of the Agreement is hereby amended to include the provision set forth below. Other sections of the Agreement remain unchanged:

Cybersecurity.  BBH agrees to maintain a comprehensive information security program ("CISP") in compliance with Section 500.02 of the New York State Department of Financial Services Cybersecurity Requirements for Financial Services Companies which is reasonably designed (a) to protect Client’s data that is in BBH’s possession from unauthorized access by third parties and (b) to prevent the introduction of any computer code or instructions that may disrupt, damage, or interfere with GXMC’s use of BBH's respective computer and/or telecommunications facilities (e.g., malicious code or viruses), or that may allow for access bypassing any security features, and to periodically review and reasonably update the CISP in response to identified cybersecurity threats.  Without limiting the foregoing, on an annual basis BBH shall conduct penetration testing of selected BBH networks and systems in accordance with the CISP, and BBH employees shall receive training on BBH’s data security policies and procedures and then be required to attest to their understanding of such policies and procedures.

II.    Miscellaneous.

A.    This Amendment may be executed and delivered in counterparts (through facsimile transmission or otherwise in writing), each such counterpart shall be deemed an original, and all such counterparts, together, shall constitute a single agreement.

B.    This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Upon execution and delivery of this Amendment, the Agreement shall be modified and amended in accordance with the terms herein and shall continue in full force and effect.

C.    This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

D.    The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment. All capitalized terms used herein which are not defined herein shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BROWN BROTHERS HARRIMAN & CO. By: /s/ Shawn R. McNinch Name: Shawn R. McNinch Title: Managing Director	GLOBAL X MANAGEMENT COMPANY LLC By: /s/ Lisa K. Whittaker Name: Lisa K. Whittaker Title: General Counsel

APPENDIX A
TO
THE TRANSFER AGENCY SERVICES AGREEMENT
BETWEEN
GLOBAL X MANAGEMENT COMPANY, LLC
and
BROWN BROTHERS HARRIMAN & CO.
Dated as of 6/13/2019

The following is a list of Funds/Portfolios for which BBH shall serve under a Transfer Agency Services Agreement dated as of 11/07/2008 "the Agreement":

Global X Adaptive U.S. Factor ETF
Global X Advanced Materials ETF
Global X Future Analytics Tech ETF
Global X Augmented & Virtual Reality ETF
Global X Autonomous & Electric Vehicles ETF
Global X S&P 500® Catholic Values ETF
Global X S&P 500 Covered Call ETF
Global X S&P 500® Quality Dividend ETF
Global X Cement ETF
Global X Central America Index ETF
Global X Central and Northern Europe ETF
Global X MSCI China Consumer Discretionary ETF
Global X MSCI China Energy ETF
Global X MSCI China Financials ETF
Global X MSCI China Industrials ETF
Global X MSCI China Materials ETF
Global X China Mid Cap ETF
Global X Cloud Computing ETF
Global X Conscious Companies ETF
Global X Copper Miners ETF
Global X Czech Republic Index ETF
Global X Cybersecurity ETF
Global X DAX Germany ETF
Global X E-commerce ETF
Global X Eastern Europe ETF
Global X Education ETF
Global X Emerging Africa ETF
Global X Fertilizers/Potash ETF
Global X FinTech ETF
Global X Founder-Run Companies ETF
Global X FTSE Bangladesh Index ETF
Global X FTSE Frontier Markets ETF
Global X FTSE Morocco 20 Index ETF
Global X FTSE Nordic Region ETF
Global X MSCI Portugal ETF
Global X FTSE Railroads ETF
Global X FTSE Sri Lanka Index ETF
Global X FTSE Toll Roads & Ports ETF
Global X FTSE Ukraine Index ETF
Global X Genomics & Biotechnology ETF
Global X Gold Explorers ETF
Global X Guru® Index ETF
Global X Health & Wellness Thematic ETF
Global X Hungary Index ETF
Global X Internet of Things ETF
Global X | JPMorgan Efficiente Index ETF
Global X | JPMorgan US Sector Rotator Index ETF
Global X Kazakhstan Index ETF
Global X Kuwait ETF
Global X Land ETF
Global X Lithium & Battery Tech ETF
Global X Longevity Thematic ETF
Global X Luxembourg ETF
Global X Marijuana ETF
Global X Millennials Thematic ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP ETF
Global X MLP Natural Gas ETF
Global X MSCI Argentina ETF
Global X MSCI China Consumer Staples ETF
Global X MSCI China Real Estate ETF
Global X MSCI China Health Care ETF
Global X MSCI China Utilities ETF
Global X MSCI China Information Technology ETF
Global X MSCI China Large-Cap 50 ETF
Global X MSCI Colombia ETF
Global X MSCI Greece ETF
Global X MSCI Nigeria ETF
Global X MSCI Norway ETF
Global X MSCI Pakistan ETF
Global X MSCI SuperDividend® EAFE ETF
Global X NASDAQ 100 Covered Call ETF
Global X MSCI China Communication Services ETF
Global X MSCI Next Emerging & Frontier ETF
Global X Risk Parity ETF
Global X Robotics & Artificial Intelligence ETF
Global X Russell 2000 Covered Call ETF
Global X Scientific Beta Asia ex-Japan ETF
Global X Scientific Beta Developed Markets ex-US ETF
Global X Scientific Beta Emerging Markets ETF
Global X Scientific Beta Europe ETF
Global X Scientific Beta Japan ETF
Global X Scientific Beta US ETF
Global X Silver Miners ETF
Global X Slovakia Index ETF
Global X Social Media ETF
Global X FTSE Southeast Asia ETF
Global X Southern Europe ETF
Global X Sub-Saharan Africa Index ETF
Global X SuperDividend® Alternatives ETF
Global X MSCI SuperDividend® Emerging Markets ETF
Global X SuperDividend® ETF
Global X SuperDividend® REIT ETF
Global X SuperDividend® US ETF
Global X SuperIncome™ Preferred ETF
Global X Uranium ETF
Global X TargetIncomeTM 5 ETF
Global X TargetIncomeTM Plus 2 ETF
Global X Thematic Growth ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Preferred ETF
Global X Video Games & Esports ETF
Global X YieldCo & Renewable Energy Income ETF
(Signature page follows.)
IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

GLOBAL X MANAGEMENT COMPANY, LLC

BY: /s/ Lisa K. Whittaker
NAME: Lisa K. Whittaker
TITLE: General Counsel